UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2024

FLORA GROWTH CORP.
(Exact name of registrant as specified in its charter)

Ontario	001-40397	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3406 SW 26th Terrace, Suite C-1
 Fort Lauderdale, Florida, United States 33132
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (954) 842-4989

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, no par value	FLGC	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 16, 2024, Flora Growth Corp. (the "Company") entered into a Stock Purchase Agreement (the "Purchase Agreement") with TruHC Holding GmbH (the "Seller") pursuant to which the Company will acquire all of the issued and outstanding shares of TruHC Pharma GmbH in exchange for 2,770,562 common shares of the Company valued at an aggregate of $6.4 million (the "Purchase Price") based on the closing price of the Company's common shares on March 28, 2024 of $2.31 per share.

The Purchase Price will be paid and satisfied by the Company in two closings. On the first closing, expected to occur by the end of April 2024, the Company will issue 2,135,199 of its common shares, which is equal to 19.99% of the Company's issued and outstanding common shares prior to signing the Purchase Agreement, to Seller. On the second closing (the "Second Closing"), the Company will issue 635,363 of its common shares to Seller after receiving shareholder approval for such issuance in accordance with the rules of the Nasdaq Stock Market at its next special or annual general meeting of shareholders.

Under the Purchase Agreement, the Company is required to take all necessary steps and make commercial best efforts to convene a shareholder meeting as soon as reasonably practicable to approve the Second Closing and to recommend the approval of the Second Closing to the Company's shareholders. The Purchase Agreement contains other customary terms, representations, warranties, covenants and closing conditions for a transaction of this nature.

A copy of the Purchase Agreement is filed as Exhibit 10.1. The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to such exhibit.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The common shares of the Company to be issued to satisfy the Purchase Price will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act.

Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K and in the exhibit hereto includes forward-looking statements. These forward-looking statements include statements relating to the closing of the transaction contemplated by the Purchase Agreement, the issuance of the common shares to satisfy the Purchase Price and obtaining shareholder approval to issue the common shares for the Second Closing. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

10.1	Stock Purchase Agreement, dated April 16, 2024, by and between Flora Growth Crop. and TruHC Holding GmbH
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORA GROWTH CORP.

Date: April 19, 2024	By:	/s/ Clifford Starke
	Name:	Clifford Starke
	Title:	Chief Executive Officer